As filed with the Securities and Exchange Commission on Septemeber 27, 2002
     Registration No. 333-
 ===============================================================================
 ===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 SYNOPSYS, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                                              56-1546236
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                            700 East Middlefield Road
                           Mountain View, California                94043
                      (Address of principal executive offices)    (Zip code)

                  inSilicon Corporation 1999 Stock Option Plan
                      inSilicon Corporation 2000 Stock Plan
                            (Full title of the plans)

                                 Aart J. De Geus
                             Chief Executive Officer
                                 Synopsys, Inc.
                            700 East Middlefield Road
                         Mountain View, California 94043
                     (Name and address of agent for service)

                                 (650) 584-5000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
========================================= ========================= ============

                                                                Proposed              Proposed
                                                                Maximum               Maximum
Title of Each Class                 Amount                      Offering              Aggregate            Amount of
 of Securities to                    to be                       Price                Offering           Registration
  be Registered                  Registered (1)                Per Share (2)          Price (2)           Fee (2)(3)
--------------------             --------------                -------------          ----------         ------------
Common Stock, $0.01 par
value, to be Issued under
the inSilicon Corporation
1999 Stock Option Plan and
the inSilicon Corporation
2000 Stock Plan
                                 169,940 shares                  $25.96               $4,411,642.40         $405.87

--------------------------------------------------------------------------------
(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the inSilicon Corporation 1999 Stock Option Plan and the inSilicon Corporation 2000 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "1933 Act"), on the basis of the weighted average exercise price of the outstanding options.

(3) The Registrant filed a registration statement on Form S-4 (Registration No. 333-75638) on December 21, 2001 (the "Form S-4"), to register certain shares of its common stock in connection with the transaction described therein. The filing fee remitted for the S-4 was $209,040.53. Subsequently, the Commission issued Fee Rate Advisory No. 8 on January 16, 2002, which retroactively reduced Securities Act filing fees. As a result, the Registrant now has a credit of $128,573 with the Commission, as reduced by the fees for subsequent filings. The registration fee for this registration statement is being offset against such credit.
================================================================================

                                     PART II

               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

     Synopsys, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 2001 filed with the Commission on January 25, 2002 (as amended on Form 10-K/A filed with the Commission on March 1, 2002), pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended January 31, 2002, April 30, 2002 and July 31, 2002 filed with the Commission on March 18, 2002, June 17, 2002 and September 17, 2002, as amended, respectively;

         (c) The Registrant's Current Reports on Form 8-K filed with the Commission on December 5, 2001, May 7, 2002 and June 6, 2002 (as amended on Form 8-K/A filed with the Commission on July 30, 2002);

         (d) The Registrant's Registration Statement on Form 8-A, filed with Commission on January 24, 1992, pursuant to Section 12(g) of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock; and

         (e) The Registrant's Registration Statement on Form 8-A, filed with the Commission on October 31, 1997, pursuant to Section 12(g) of the 1934 Act, and as amended on Form 8-A/A-1 on December 13, 1999 and on Form 8-A/A-2 on April 10, 2000 in which there is described the terms, rights and provisions applicable to the Registrant's Preferred Share Purchase Rights.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

         Article X of the Registrant's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware Law.

         Article VII of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties to the fullest extent permissible under Delaware Law, which provisions are deemed to be a contract between the Registrant and each director and officer who serves in such capacity while such bylaw is in effect.

         The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future. The Registrant has also obtained liability insurance for the benefit of its directors and officers.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits
    Exhibit                       Exhibit
    Number

      4.1        Instruments Defining the Rights of Stockholders.*
      5.1        Opinion of counsel
     10.1        inSilicon Corporation 1999 Stock Option Plan
     10.2        inSilicon Corporation 2000 Stock Plan
     23.1        Consent of PricewaterhouseCoopers LLP
     23.2        Consent of KPMG LLP
     23.3        Consent of BDO Seidman, LLP
     23.4        Consent of KPMG LLP
     23.5        Consent of counsel is contained in Exhibit 5.1
     24.1 Power of Attorney. Reference is made to page 11-5 of this Registration Statement

--------------------------------------------------------------------------------
     * incorporated herein by reference pursuant to Items 3(d) and 3(e) of this Registration Statement.

Item 9. Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on this 27 day of September, 2002.

                                                 SYNOPSYS, INC.



                                                 By:
                                                    /s/ Aart J. de Geus
                                                    Aart J. de Geus
                                                    Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aart J. de Geus and Robert B. Henske, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

       Signature                     Title                       Date

                           Chief Executive Officer
                            (Principal Executive
   /s/ Aart J. de Geus      Officer) and Chairman            September 27, 2002


    /s/ Chi-Foon Chan      President, Chief Operating        September 27, 2002
    Chi-Foon Chan            Officer and Director



   /s/ Robert B. Henske      Chief Financial Officer         September 27, 2002
   Robert B. Henske        (Principal Financial Officer)



   /s/ Richard Rowley         Corporate Controller           September 27, 2002
   Richard Rowley         Principal Accounting Officer)


   /s/ Andy D. Bryant               Director                 September 27, 2002
   Andy D. Bryant


   /s/ Deborah A. Coleman           Director                 September 27, 2002
   Deborah A. Coleman

   /s/ Bruce R. Chizen              Director                 September 27, 2002
   Bruce R. Chizen


   /s/ Richard Newton               Director                 September 27, 2002
   A. Richard Newton


   /s/ Sasson Somekh                Director                 September 27, 2002
   Sasson Somekh


   /s/ Steven C. Walske             Director                 September 27, 2002
   Steven C. Walske

    Exhibit
    Number                         Exhibit

      4.1        Instruments Defining the Rights of Stockholders.*
      5.1        Opinion of counsel
     10.1        inSilicon Corporation 1999 Stock Option Plan
     10.2        inSilicon Corporation 2000 Stock Plan
     23.1        Consent of PricewaterhouseCoopers LLP
     23.2        Consent of KPMG LLP
     23.3        Consent of BDO Seidman, LLP
     23.4        Consent of KPMG LLP
     23.5        Consent of counsel is contained in Exhibit 5.1
     24.1 Power of Attorney. Reference is made to page 11-5 of this Registration Statement

     --------------------------------------------------------------------------
     * incorporated herein by reference pursuant to Items 3(d) and 3(e) of this registration statement.

                                                                     Exhibit 5.1

                             September 26, 2002



Synopsys, Inc.
700 E. Middlefield Road
Mountain View, CA 94043

         Re: Synopsys, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Synopsys, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 169,940 shares of its common stock (the "Shares") issuable upon exercise of stock options granted under the inSilicon Corporation 1999 Stock Option Plan and the inSilicon Corporation 2000 Stock Plan (collectively, the "inSilicon Plans"), which have been assumed by the Company.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the assumption of the inSilicon Plans and the options outstanding thereunder. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the inSilicon Plans and in accordance with the Registration Statement, such Shares will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an Exhibit to the Registration Statement.

                                                     Very truly yours,
                                          Wilson Sonsini Goodrich & Rosati, P.C.


                                      /s/ Wilson Sonsini Goodrich & Rosati, P.C.

                                                                   Exhibit 10.1

                             INSILICON CORPORATION

                             1999 STOCK OPTION PLAN

                          EFFECTIVE AS OF DECEMBER 21, 1999

                                TABLE OF CONTENTS
                                   (Continued)


                                TABLE OF CONTENTS

                                                                            Page

SECTION 1. INTRODUCTION.............................................1


SECTION 2. DEFINITIONS..............................................1

         (a)      "AFFILIATE".......................................1
         (b)      "BOARD"...........................................1
         (c)      "CHANGE IN CONTROL"...............................1
         (d)      "CODE"............................................2
         (e)      "COMMITTEE".......................................2
         (f)      "COMMON STOCK"....................................2
         (g)      "COMPANY".........................................2
         (h)      "CONSULTANT"......................................2
         (i)      "DIRECTOR"........................................2
         (j)      "DISABILITY"......................................2
         (k)      "EMPLOYEE"........................................2
         (l)      "EXCHANGE ACT"....................................3
         (m)      "EXERCISE PRICE"..................................3
         (n)      "FAIR MARKET VALUE"...............................3
         (o)      "GRANT"...........................................3
         (p)      "INCENTIVE STOCK OPTION" or "ISO".................3
         (q)      "KEY EMPLOYEE"....................................3
         (r)      "NON-EMPLOYEE DIRECTOR"...........................3
         (s)      "NONSTATUTORY STOCK OPTION" or "NSO"..............3
         (t)      "OPTION"..........................................3
         (u)      "OPTIONEE"........................................4
         (v)      "PARENT"..........................................4
         (w)      "PLAN"............................................4
         (x)      "SECURITIES ACT"..................................4
         (y)      "SERVICE".........................................4
         (z)      "SHARE"...........................................4
         (aa)     "STOCK OPTION AGREEMENT"..........................4
         (bb)     "SUBSIDIARY"......................................4
         (cc)     "10-PERCENT SHAREHOLDER"..........................4

SECTION 3. ADMINISTRATION...........................................4

         (a)      COMMITTEE COMPOSITION.............................4
         (b)      AUTHORITY OF THE COMMITTEE........................5
         (c)      INDEMNIFICATION...................................5
         (d)      FINANCIAL REPORTS.................................5

SECTION 4. ELIGIBILITY..............................................6

         (a)      GENERAL RULES.....................................6

         (b)      INCENTIVE STOCK OPTIONS...........................6

SECTION 5. SHARES SUBJECT TO PLAN...................................6

         (a)      BASIC LIMITATION..................................6
         (b)      ADDITIONAL SHARES.................................6
         (c)      DIVIDEND EQUIVALENTS..............................6

SECTION 6. TERMS AND CONDITIONS OF OPTIONS..........................6

         (a)      STOCK OPTION AGREEMENT............................6
         (b)      NUMBER OF SHARES..................................6
         (c)      EXERCISE PRICE....................................6
         (d)      EXERCISABILITY AND TERM...........................7
         (e)      MODIFICATIONS OR ASSUMPTION OF OPTIONS............7
         (f)      TRANSFERABILITY OF OPTIONS........................7
         (g)      NO RIGHTS AS A STOCKHOLDER........................8
         (h)      RESTRICTIONS ON TRANSFER..........................8

SECTION 7. PAYMENT FOR OPTION SHARES................................8

         (a)      GENERAL RULE......................................8
         (b)      SURRENDER OF STOCK................................8
         (c)      PROMISSORY NOTE...................................8
         (d)      OTHER FORMS OF PAYMENT............................8

SECTION 8. PROTECTION AGAINST DILUTION..............................8

         (a)      ADJUSTMENTS.......................................8
         (b)      OPTIONEE RIGHTS...................................9

SECTION 9. EFFECT OF A CHANGE IN CONTROL............................9

         (a)      MERGER OR REORGANIZATION..........................9
         (b)      ACCELERATION......................................9

SECTION 10. LIMITATIONS ON RIGHTS...................................9

         (a)      RETENTION RIGHTS..................................9
         (b)      STOCKHOLDERS' RIGHTS..............................9
         (c)      REGULATORY REQUIREMENTS...........................9

SECTION 11. WITHHOLDING TAXES......................................10

         (a)      GENERAL..........................................10
         (b)      SHARE WITHHOLDING................................10

SECTION 12. DURATION AND AMENDMENTS................................10

         (a)      TERM OF THE PLAN.................................10

         (b)      RIGHT TO AMEND OR TERMINATE THE PLAN.............10

SECTION 13. EXECUTION..............................................10

                              INSILICON CORPORATION

                             1999 STOCK OPTION PLAN

                         EFFECTIVE AS OF DECEMBER 21, 1999

SECTION 1.........INTRODUCTION.

         The Company's Board of Directors adopted the inSilicon Corporation 1999 Stock Option Plan on December 21, 1999, subject to approval by the Company's stockholders.

         The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Key Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such selected persons to continue to provide services to the Company and to attract new individuals with outstanding qualifications.

         The Plan seeks to achieve this purpose by providing for Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options).

         The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions). Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or Stock Option Agreement.
SECTION 2.........DEFINITIONS.

(a) "AFFILIATE" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual's "Service," this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.

(b) "BOARD" means the Board of Directors of the Company, as constituted from time to time.

(c) "CHANGE IN CONTROL" except as may otherwise be provided in the Stock Option Agreement, means the occurrence of any of the following:

        (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

        (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets; (iii) Any transaction as a result of which any person becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Companyrepresenting at least 20% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph

        (iii), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude:

                (A) A trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary of the Company;

                (B) A corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company; and

                (C) Any direct or indirect acquisition of the Company's voting securities by Phoenix Technologies Ltd.

     A transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transactions.

        (d)  "CODE" means the Internal Revenue Code of 1986, as amended.

        (e) "COMMITTEE" means a committee consisting of one or more members of the Board that is appointed by the Board(as described in Section 3) to administer the Plan.

        (f)  "COMMON STOCK" means the Company's common stock.

        (g)  "COMPANY" means inSilicon Corporation, a Delaware corporation.

        (h) "CONSULTANT" means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate other than as an Employee or Director or Non-Employee Director.

        (i)  "DIRECTOR" means a member of the Board who is also an Employee.

        (j) "DISABILITY" means that the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

        (k) "EMPLOYEE" means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

        (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.
        (m) "EXERCISE PRICE" means the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

        (n) "FAIR MARKET VALUE" means the market price of Shares, determined by the Committee as follows:
                (i) If the Shares were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date;

                (ii) If the Shares were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the NASDAQ system for such date;

                (iii) If the Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

                (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

         Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the WALL STREET JOURNAL. Such determination shall be conclusive and binding on all persons.
        (o) "GRANT" means any grant of an Option under the Plan.

        (p) "INCENTIVE STOCK OPTION" or "ISO" means an incentive stock option described in Code section 422(b).

        (q) "KEY EMPLOYEE" means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Option under the Plan.

        (r) "NON-EMPLOYEE DIRECTOR" means a member of the Board who is not an Employee.

        (s) "NONSTATUTORY STOCK OPTION" or "NSO" means a stock option that is not an ISO.

        (t) "OPTION" means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

        (u) "OPTIONEE" means an individual, estate or other entity that holds an Option.

        (v) "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

        (w) "PLAN" means this inSilicon Corporation 1999 Stock Option Plan as it may be amended from time to time.

        (x) "SECURITIES ACT" means the Securities Act of 1933, as amended.

        (y) "SERVICE" means service as an Employee, Director, Non-Employee Director or Consultant.

        (z) "SHARE" means one share of Common Stock.

        (aa)"STOCK OPTION AGREEMENT" means the agreement described in Section 6 evidencing each Grant of an Option.

        (bb)"SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

        (cc)"10-PERCENT SHAREHOLDER" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied.

        SECTION 3.........ADMINISTRATION.

        (a) COMMITTEE COMPOSITION. A Committee appointed by the Board shall administer the Plan. The Board shall designate one of the members of the Committee as chairperson. If no Committee has been approved, the entire Board shall constitute the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

         Effective with the Company's initial public offering, the Committee shall consist either (i) of those individuals who shall satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act with respect to Options to persons who are officers or directors of the Company under Section 16 of the Exchange Act or (ii) of the Board itself.

         The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3, who may administer the Plan with respect to Key Employees who are not considered officers or directors of the Company under
Section 16 of the Exchange Act, may grant Options under the Plan to such Key Employees and may determine all terms of such Options.
                (b) AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

                        (i) selecting Key Employees who are to receive Options under the Plan;

                        (ii) determining the type, number, vesting requirements and other features and conditions of such Options;

                        (iii) interpreting the Plan; and

                        (iv) making all other decisions relating to the operation of the Plan.

         The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

                (c) INDEMNIFICATION. Each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from
(i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

                (d) FINANCIAL REPORTS. To the extent required by applicable law, the Company shall furnish to Optionees the Company's summary financial information including a balance sheet regarding the Company's financial condition and results of operations, unless such Optionees have duties with the Company that assure them access to equivalent information. Such financial statements need not be audited.

        SECTION 4.........ELIGIBILITY.

                (a) GENERAL RULES. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible for designation as Key Employees by the Committee.

                (b) INCENTIVE STOCK OPTIONS. Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

        SECTION 5.........SHARES SUBJECT TO PLAN.

                (a) BASIC LIMITATION. The stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares reserved for Grants under the Plan shall not exceed 2,700,000 Shares on a fully diluted basis, subject to adjustment pursuant to Section 8.

                (b) ADDITIONAL SHARES. If Options are forfeited or terminate for any other reason before being exercised, then such Options shall again become available for Grants under the Plan.

                (c) DIVIDEND EQUIVALENTS. Any dividend equivalents distributed under the Plan shall not be applied against the number of Options available for Grants.

        SECTION 6.........TERMS AND CONDITIONS OF OPTIONS.

                (a) STOCK OPTION AGREEMENT. Each Grant under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. A Stock Option Agreement may provide that new Options will be granted automatically to the Optionee when he or she exercises the prior Options. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

                (b) NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8.

                (c) EXERCISE PRICE. An Option's Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. To the extent required by applicable law the Exercise Price of an ISO shall not be less than 100% of the Fair Market Value (110% for 10-Percent Shareholders) of a Share on the date of Grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding. To the extent required by applicable law, the Exercise Price for an NSO shall not be less than 85% of the Fair Market Value (110% for 10-Percent Shareholders) of a Share on the date of Grant.

                (d) EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. To the extent required by applicable law, Options shall vest at least as rapidly as 20% annually over a five-year period. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO, and to the extent required by applicable law a NSO, shall in no event exceed ten (10) years from the date of Grant. An ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five (5) years. To the extent required by applicable law, vested Options shall be exercisable for a minimum period of six (6) months following termination of employment due to death or Disability and thirty (30) days following any other termination of employment (other than terminations for cause, as defined in the Company's personnel policies). Notwithstanding the previous sentence, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. A Stock Option Agreement may permit an Optionee to exercise an Option before it is vested, subject to the Company's right of repurchase over any Shares acquired under the unvested portion of the Option (an "early exercise"), which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option.

                (e) MODIFICATIONS OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

                (f) TRANSFERABILITY OF OPTIONS. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.
                (g) NO RIGHTS AS A STOCKHOLDER. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Common Stock covered by an Option until such person becomes entitled to receive such Common Stock by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

                (h) RESTRICTIONS ON TRANSFER. Any Shares issued upon exercise of an Option shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law.

        SECTION 7.........PAYMENT FOR OPTION SHARES.

                (a) GENERAL RULE. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows:
                        (i) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.

                        (ii) In the case of an NSO granted under the Plan, the Committee may in its discretion, at any time accept payment in any form(s) described in this Section 7.
                (b) SURRENDER OF STOCK. To the extent that this Section 7(b) is applicable, payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

                (c) PROMISSORY NOTE. To the extent that this Section 7(c) is applicable, payment for all or any part of the Exercise Price may be made with a full-recourse promissory note.

                (d) OTHER FORMS OF PAYMENT. To the extent that this Section 7(d) is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

        SECTION 8.........PROTECTION AGAINST DILUTION.

                (a) ADJUSTMENTS. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

                        (i) the number of Options available for future Grants under Section 5;
                        (ii) the number of Shares covered by each outstanding Option; or

                        (iii) the Exercise Price under each outstanding Option.

                (b) OPTIONEE RIGHTS. Except as provided in this Section 8, an Optionee shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

        SECTION 9.........EFFECT OF A CHANGE IN CONTROL.

                (a) MERGER OR REORGANIZATION. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the Optionee.

                (b) ACCELERATION. Except as otherwise provided in the applicable Stock Option Agreement, in the event that a Change in Control occurs with respect to the Company and the applicable agreement of merger or reorganization provides for assumption or continuation of Options pursuant to Section 9(a) or Options will otherwise continue, no acceleration of vesting shall occur. In the event that a Change in Control occurs with respect to the Company and there is no assumption or continuation of Options, all Options shall vest and become immediately exercisable.

        SECTION 10........LIMITATIONS ON RIGHTS.

                (a) RETENTION RIGHTS. Neither the Plan nor any Option granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company's Certificate of Incorporation and Bylaws and a written employment agreement (if any).

                (b) STOCKHOLDERS' RIGHTS. An Optionee shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Option prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Section 8.

                (c) REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Option prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

        SECTION 11........WITHHOLDING TAXES.

                (a) GENERAL. An Optionee or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Option. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied. (b) SHARE WITHHOLDING. If a public market for the Company's Shares exists, the Committee may permit an Optionee to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

        SECTION 12........DURATION AND AMENDMENTS.

                (a) TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company's stockholders. No Options shall be exercisable until such stockholder approval is obtained. In the event that the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any Options made shall be null and void and no additional Grants shall be made. To the extent required by applicable law, the Plan shall terminate on the date that is ten (10) years after its adoption by the Board and may be terminated on any earlier date pursuant to Section 12(b).

                (b) RIGHT TO AMEND OR TERMINATE THE PLAN. The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan. No Options shall be granted under the Plan after the Plan's termination. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

        SECTION 13........EXECUTION.

         To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.

                                                 INSILICON CORPORATION

                                          By: /s/ David J. Power
                                          -------------------------------------
                                          Title Vice President, General Counsel

                                                                   Exhibit 10.2

                              INSILICON CORPORATION

                                 2000 STOCK PLAN

                                    TABLE OF CONTENTS

                                                                            Page

SECTION 1.        INTRODUCTION...............................................1


SECTION 2.        DEFINITIONS................................................1


SECTION 3.        ADMINISTRATION.............................................4

         (a)      COMMITTEE COMPOSITION......................................4
         (b)      AUTHORITY OF THE COMMITTEE.................................5
         (c)      INDEMNIFICATION............................................5

SECTION 4.        ELIGIBILITY................................................6

         (a)      GENERAL RULES..............................................6
         (b)      INCENTIVE STOCK OPTIONS....................................6
         (c)      NON-EMPLOYEE DIRECTORS.....................................6

SECTION 5.        SHARES SUBJECT TO PLAN.....................................7

         (a)      BASIC LIMITATION...........................................7
         (b)      ANNUAL ADDITION............................................7
         (c)      ADDITIONAL SHARES..........................................7
         (d)      DIVIDEND EQUIVALENTS.......................................7
         (e)      LIMITS ON OPTIONS..........................................7
         (f)      LIMITS ON RESTRICTED STOCK.................................7

SECTION 6.        TERMS AND CONDITIONS OF OPTIONS............................7

         (a)      STOCK OPTION AGREEMENT.....................................7
         (b)      NUMBER OF SHARES...........................................7
         (c)      EXERCISE PRICE.............................................8
         (d)      EXERCISABILITY AND TERM....................................8
         (e)      MODIFICATIONS OR ASSUMPTION OF OPTIONS.....................8
         (f)      TRANSFERABILITY OF OPTIONS.................................8
         (g)      NO RIGHTS AS STOCKHOLDER...................................8
         (h)      RESTRICTIONS ON TRANSFER...................................8

SECTION 7.        PAYMENT FOR OPTION SHARES..................................9

         (a)      GENERAL RULE...............................................9
         (b)      SURRENDER OF STOCK.........................................9
         (c)      PROMISSORY NOTE............................................9
         (d)      OTHER FORMS OF PAYMENT.....................................9

SECTION 8.        TERMS AND CONDITIONS FOR AWARDS OF RESTRICTED STOCK........9

         (a)      TIME, AMOUNT AND FORM OF AWARDS............................9
         (b)      RESTRICTED STOCK AGREEMENT.................................9
         (c)      PAYMENT FOR RESTRICTED STOCK...............................9
         (d)      VESTING CONDITIONS.........................................9
         (e)      ASSIGNMENT OR TRANSFER OF RESTRICTED STOCK................10
         (f)      TRUSTS....................................................10
         (g)      VOTING AND DIVIDEND RIGHTS................................10

SECTION 9.        PROTECTION AGAINST DILUTION...............................10

         (a)      ADJUSTMENTS...............................................10
         (b)      PARTICIPANT RIGHTS........................................11

SECTION 10.       EFFECT OF A CHANGE IN CONTROL.............................11

         (a)      MERGER OR REORGANIZATION..................................11
         (b)      ACCELERATION..............................................11

SECTION 11.       LIMITATIONS ON RIGHTS.....................................11

         (a)      RETENTION RIGHTS..........................................11
         (b)      STOCKHOLDERS' RIGHTS......................................11
         (c)      REGULATORY REQUIREMENTS...................................11

SECTION 12.       WITHHOLDING TAXES.........................................12

         (a)      GENERAL...................................................12
         (b)      SHARE WITHHOLDING.........................................12

SECTION 13.       DURATION AND AMENDMENTS...................................12

         (a)      TERM OF THE PLAN..........................................12
         (b)      RIGHT TO AMEND OR TERMINATE THE PLAN......................12

SECTION 14.       EXECUTION.................................................12

                              INSILICON CORPORATION

                                 2000 STOCK PLAN



SECTION 1.        INTRODUCTION.


         The Company's Board of Directors adopted the inSilicon Corporation 2000 Stock Plan on January 18, 2000 and the Company's stockholder approved the Plan on January 18, 2000. The Plan is effective on the date of the Company's initial public offering.

         The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by offering Key Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such selected persons to continue to provide services to the Company and to attract new individuals with outstanding qualifications.

         The Plan seeks to achieve this purpose by providing for Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options) and Awards of Restricted Stock.

         The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions). Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or Stock Option Agreement or Restricted Stock Agreement.

SECTION 2.        DEFINITIONS.

        (a) "AFFILIATE" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual's "Service," this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.

        (a) "AWARD" means any award of an Option or Restricted Stock under the Plan.

        (b) "BOARD" means the Board of Directors of the Company, as constituted from time to time.

        (c) "CHANGE IN CONTROL" except as may otherwise be provided in the Stock Option Agreement or Restricted Stock Agreement, means the occurrence of any of the following:

                (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

                (ii)The sale, transfer or other disposition of all or substantially all of the Company's assets;

                (iii) Any transaction as a result of which any person becomes the "beneficial owner"(as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (iii), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude:

                        (A) A trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary of the Company;

                        (B) A corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company; and

                        (C) Any direct or indirect acquisition of the Company's voting securities by Phoenix Technologies Ltd.

         A transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transactions.

        (d) "CODE" means the Internal Revenue Code of 1986, as amended.

        (e) "COMMITTEE" means a committee consisting of one or more members of the Board that is appointed by the Board (as described in Section 3) to administer the Plan.

        (f) "COMMON STOCK" means the Company's common stock.

        (g) "COMPANY" means inSilicon Corporation, a Delaware corporation.

        (h) "CONSULTANT" means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate other than as an Employee or Director or Non-Employee Director.

        (i) "DIRECTOR" means a member of the Board who is also an Employee.

        (j) "DISABILITY" means that the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

        (k) "EMPLOYEE" means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

        (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (m) "EXERCISE PRICE" means the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

        (n) "FAIR MARKET VALUE" means the market price of Shares, determined by the Committee as follows:

                (i) If the Shares were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date;

                (ii) If the Shares were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the NASDAQ system for such date;
                (iii) If the Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

                (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

         Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in THE WALL STREET JOURNAL. Such determination shall be conclusive and binding on all persons.

        (o) "GRANT" means any grant of an Option under the Plan.

        (p) "INCENTIVE STOCK OPTION" or "ISO" means an incentive stock option described in Code section 422(b).

        (q) "KEY EMPLOYEE" means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.

        (r) "NON-EMPLOYEE DIRECTOR" means a member of the Board who is not an Employee.

        (s) "NONSTATUTORY STOCK OPTION" or "NSO" means a stock option that is not an ISO.

        (t) "OPTION" means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

        (u) "OPTIONEE" means an individual, estate or other entity that holds an Option.

        (v) "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

        (w) "PARTICIPANT" means an individual or estate or other entity that holds an Award.

        (x) "PLAN" means this inSilicon Corporation 2000 Stock Plan as it may be amended from time to time.

        (y) "RESTRICTED STOCK" means a Share awarded under the Plan.

        (z) "RESTRICTED STOCK AGREEMENT" means the agreement described in
Section 8 evidencing each Award of Restricted Stock.

        (aa)"SECURITIES ACT" means the Securities Act of 1933, as amended.

        (bb)"SERVICE" means service as an Employee, Director, Non-Employee Director or Consultant.

        (cc)"SHARE" means one share of Common Stock.

        (dd)"STOCK OPTION AGREEMENT" means the agreement described in Section 6 evidencing each Grant of an Option.

        (ee)"SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

        (ff)"10-PERCENT SHAREHOLDER" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

        (a) COMMITTEE COMPOSITION. A Committee appointed by the Board shall administer the Plan. The Board shall designate one of the members of the Committee as chairperson. If no Committee has been approved, the entire Board shall constitute the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

         With respect to officers or directors subject to Section 16 of the Exchange Act, the Committee shall consist of those individuals who shall satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act with respect to Awards granted to persons who are officers or directors of the Company under Section 16 of the Exchange Act.

         The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3, who may administer the Plan with respect to Key Employees who are not considered officers or directors of the Company under
Section 16 of the Exchange Act, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.

         Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to Options granted to Non-Employee Directors under Section 4(c).

        (b) AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

                (i) selecting Key Employees who are to receive Awards under the Plan;

                (ii)determining the type, number, vesting requirements and other features and conditions of such Awards;

                (iii)interpreting the Plan; and

                (iv) making all other decisions relating to the operation of the Plan.

         The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

        (c) INDEMNIFICATION. Each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement or any Restricted Stock Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. ELIGIBILITY.

        (a) GENERAL RULES. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible for designation as Key Employees by the Committee.

        (b) INCENTIVE STOCK OPTIONS. Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

        (c) NON-EMPLOYEE DIRECTORS. Non-Employee Directors shall also be eligible to receive Options as described in this Section 4(c) from and after the date the Board has determined to implement this provision.

                (i) Each eligible Non-Employee Director shall automatically be granted an NSO to purchase 20,000 Shares (subject to adjustment under Section 9) as a result of his or her initial election or appointment as a Non-Employee Director. Upon the conclusion of each regular annual meeting of the Company's stockholders following his or her initial appointment, each eligible Non-Employee Director who will continue serving as a member of the Board thereafter shall receive an NSO to purchase 7,500 Shares (subject to adjustment under Section 9). In addition, upon his or her appointment to the Audit Committee or Compensation Committee of the Board, each Non-Employee Director will receive an NSO to purchase 5,000 Shares (subject to adjustment under Section 9). All NSOs granted pursuant to this Section 4 shall vest and become exercisable at the rate of six and twenty-five hundredths percent (6.25%) of the Shares subject to the Options per quarter grant from the date of grant, provided the Non-Employee Director is serving as a director of the Company as of the vesting date.

                (ii) All NSOs granted to Non-Employee Directors under this
Section 4(c) shall become exercisable in full in the event of Change in Control with respect to the Company while the Director is providing service.

                (iii) The Exercise Price under all NSOs granted to a Non-Employee Director under this Section 4(c) shall be equal to one hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant, payable in one of the forms described in Section 7.

                (iv) All NSOs granted to a Non-Employee Director under this
Section 4(c) shall terminate on the earlier of:

                        (1) The 10th anniversary of the date of grant; or

                        (2) The date ninety (90) days after the termination of such Non-Employee Director's service for any reason.

SECTION 5. SHARES SUBJECT TO PLAN.

        (a) BASIC LIMITATION. The stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares reserved for Awards under the Plan shall not exceed 1,300,000 plus such number of shares as shall be available for grant under the Company's 1999 Stock Plan on the Effective Date of the Plan. The foregoing limit is subject to adjustment pursuant to Section 9.

        (b) ANNUAL ADDITION. Beginning with the first fiscal year of the Company beginning after the Effective Date, on the first day of each fiscal year, Shares will be added to the Plan equal to the lesser of (i) 2,000,000 Shares, or (ii) five percent (5%) of the outstanding shares in the last day of the prior fiscal year.

        (c) ADDITIONAL SHARES. If Awards are forfeited or terminate for any other reason before being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan.

        (d) DIVIDEND EQUIVALENTS. Any dividend equivalents distributed under the Plan shall not be applied against the number of Shares available for Awards.

        (e) LIMITS ON OPTIONS. No Key Employee shall receive Options to purchase Shares during any fiscal year covering in excess of 2,000,000 Shares; provided, however, a newly hired Key Employee may receive Options to purchase up to 1,000,000 Shares during the fiscal year of his or her date of hire.

        (f) LIMITS ON RESTRICTED STOCK. No Key Employee shall receive Award(s) of Restricted Stock during any fiscal year covering in excess of 200,000 Shares.

SECTION 6.  TERMS AND CONDITIONS OF OPTIONS.

        (a) STOCK OPTION AGREEMENT. Each Grant under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. A Stock Option Agreement may provide that new Options will be granted automatically to the Optionee when he or she exercises the prior Options. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

        (b) NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9.

        (c) EXERCISE PRICE. An Option's Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. To the extent required by applicable law the Exercise Price of an ISO shall not be less than 100% of the Fair Market Value (110% for 10-Percent Shareholders) of a Share on the date of Grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

        (d) EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed ten (10) years from the date of Grant. An ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five (5) years. No Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. A Stock Option Agreement may permit an Optionee to exercise an Option before it is vested, subject to the Company's right of repurchase over any Shares acquired under the unvested portion of the Option (an "early exercise"), which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option.

        (e) MODIFICATIONS OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

        (f) TRANSFERABILITY OF OPTIONS. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

        (g) NO RIGHTS AS STOCKHOLDER. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Common Stock covered by an Option until such person becomes entitled to receive such Common Stock by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

        (h) RESTRICTIONS ON TRANSFER. Any Shares issued upon exercise of an Option shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law.

SECTION 7.  PAYMENT FOR OPTION SHARES.

        (a) GENERAL RULE. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows:

                (i) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.

                (ii) In the case of an NSO granted under the Plan, the Committee may in its discretion, at any time accept payment in any form(s) described in this Section 7.

        (b) SURRENDER OF STOCK. To the extent that this Section 7(b) is applicable, payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

        (c) PROMISSORY NOTE. To the extent that this Section 7(c) is applicable, payment for all or any part of the

Exercise Price may be made with a full-recourse promissory note.

        (d) OTHER FORMS OF PAYMENT. To the extent that this Section 7(d) is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

SECTION 8.  TERMS AND CONDITIONS FOR AWARDS OF RESTRICTED STOCK.

        (a) TIME, AMOUNT AND FORM OF AWARDS. Awards under the Plan may be granted in the form of Restricted Stock.

        (b) RESTRICTED STOCK AGREEMENT. Each Award of Restricted Stock under the Plan shall be evidenced by a Restricted Stock Agreement between the Participant and the Company. Such Award shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Restricted Stock Agreement. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.
        (c) PAYMENT FOR RESTRICTED STOCK. Restricted Stock may be issued with or without cash consideration under the Plan.

        (d) VESTING CONDITIONS. Each Award of Restricted Stock shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, Disability or retirement or other events.

        (e) ASSIGNMENT OR TRANSFER OF RESTRICTED STOCK. Except as provided in
Section 12, or in a Restricted Stock Agreement, or as required by applicable law, a Restricted Stock granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 8(e) shall be void. However, this Section 8(e) shall not preclude a Participant from designating a beneficiary who will receive any outstanding Restricted Stocks in the event of the Participant's death, nor shall it preclude a transfer of Restricted Stocks by will or by the laws of descent and distribution.

        (f) TRUSTS. Neither this Section 8 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Stock to
(a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant's death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Stock from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Stock held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Restricted Stock Agreement, as if such trustee were a party to such Agreement.

        (g) VOTING AND DIVIDEND RIGHTS. The holders of Restricted Stock awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Stock invest any cash dividends received in additional Restricted Stock. Such additional Restricted Stock shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Stock shall not reduce the number of Shares available under Section 5.

SECTION 9.  PROTECTION AGAINST DILUTION.

        (a) ADJUSTMENTS. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

                (i) the number of Shares available for future Awards and the per-person Share limits under Section 5;

                (ii) the number of Shares covered by each outstanding Award;

                (iii) the Exercise Price under each outstanding Option; or

                (iv) the number of Shares subject to Option grants under
Section 4(c).

        (b) PARTICIPANT RIGHTS. Except as provided in this Section 9, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

SECTION 10. EFFECT OF A CHANGE IN CONTROL.

        (a) MERGER OR REORGANIZATION. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the Participant.

        (b) ACCELERATION. The Committee may determine, at the time of granting an Award or thereafter, that such Award shall become fully vested as to all Shares subject to such Award in the event that a Change in Control occurs with respect to the Company.

SECTION 11. LIMITATIONS ON RIGHTS.

        (a) RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company's Certificate of Incorporation and Bylaws and a written employment agreement (if any).

        (b) STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Section 9.

        (c) REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 12. WITHHOLDING TAXES.

        (a) GENERAL. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

        (b) SHARE WITHHOLDING. If a public market for the Company's Shares exists, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

SECTION 13. DURATION AND AMENDMENTS.

        (a) TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company's stockholders. No Options shall be exercisable until such stockholder approval is obtained. In the event that the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any Awards made shall be null and void and no additional Awards shall be made. To the extent required by applicable law, the Plan shall terminate on the date that is ten (10) years after its adoption by the Board and may be terminated on any earlier date pursuant to Section 13(b).

        (b) RIGHT TO AMEND OR TERMINATE THE PLAN. The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan. No Awards shall be granted under the Plan after the Plan's termination. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

SECTION 14. EXECUTION.


        To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.

                                         INSILICON CORPORATION


                                         By: /s/ David J. Power
                                         Title: Vice President, General Counsel

                                                                   Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Synopsys, Inc. of our report dated February 6, 2002 relating to the financial statements of Avant! Corporation, which appears in the Current Report on Form 8-K of Synopsys, Inc., dated July 30, 2002. We also hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Synopsys, Inc. of our report dated January 18, 2002 relating to the financial statements of Forefront Venture Partners, L.P., which appears in the Current Report on Form 8-K of Synopsys, Inc., dated July 26, 2002.




PricewaterhouseCoopers LLP
San Jose, California
September 26, 2002

                                                                    Exhibit 23.2


                  CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Synopsys, Inc.:


We consent to the  incorporation by reference of our reports dated February
12, 2001, except as to Note 7, which is as of March 23, 2001 included in Synopsys Inc.'s current report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2002, as amended on Form 8-K/A filed on July 30, 2002, relating to the consolidated balance sheet of Avant! Corporation and subsidiaries as of December 31, 2000, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2000, and the related financial statement schedule, which reports appear in the Annual Report on Form 10-K of Avant! Corporation for the year ended December 31, 2001.





KPMG LLP
Mountain View, California
September 26, 2002

                                                                   Exhibit 23.3


                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Forefront Venture Partners, L.P.
Santa Clara, CA

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Synopsys, Inc. of our report dated February 9, 2001, except for Note 4, as to which the date is March 30, 2001, relating to the financial statements of Forefront Venture Partners, L.P. as of December 31, 2000, and the related statements of operations and changes in partners' capital for the years ended December 31, 2000 and 1999, apprearing in Avant! Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
San Jose, California
September 26, 2002

                                                                    Exhibit 23.4


                    CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
Synopsys, Inc.:

We consent to incorporation herein of our report dated November 20, 2001, except as to Notes 9 and 11, which are as of December 20, 2001, relating to the consolidated balance sheets of Synopsys, Inc. and subsidiaries as of October 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended October 31, 2001, the one-month period ended October 31, 1999, and the year ended September 30, 1999, and of our related report dated November 20, 2001, relating to the consolidated financial statement schedule, which reports appear in the annual report on Form 10-K of Synopsys, Inc.


/s/ KPMG LLP

Mountain View, California
September 26, 2002